UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8‑K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):	November 22, 2013

Capital Southwest Corporation
(Exact Name of Registrant as Specified in Charter)

Texas
(State or Other Jurisdiction of Incorporation)

811-1056	75-1072796
(Commission File Number)	(IRS Employer Identification No.)

12900 Preston Road, Suite 700, Dallas, Texas	75230
(Address of Principal Executive Offices)	(Zip Code)

(972) 233-8242
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

    Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 22, 2013, Richard F. Strup, a director of Capital Southwest Corporation (the "Company"), notified the Company that he was resigning from the Company's Board of Directors effective immediately.  Mr. Strup's decision to resign was due to personal reasons and did not involve any disagreement with the Company.  Mr. Strup had been a member of the Board of Directors since 2012.  At the time of his resignation, Mr. Strup served on the Audit Committee, the Compensation Committee and the Nominating/Corporate Governance Committee of the Board of Directors.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

99.1	Resignation letter of Richard F. Strup dated November 22, 2013

SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 27, 2013

CAPITAL SOUTHWEST CORPORATION

	By:	/s/ Joseph B. Armes
Joseph B. Armes
President and Chief Executive Officer